U. S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                         AMENDMENT 1 TO A CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported in the Initial Report):
                                 APRIL 2, 2004
                                 -------------

                               INFOCROSSING, INC.
               (Exact name of issuer as specified in its charter)


                    DELAWARE              0-20824         13-3252333
      -------------------------------   -----------   ------------------
      (State or other jurisdiction of   Commission      (IRS Employer
       incorporation or organization)   File Number   Identification No.)

               2 CHRISTIE HEIGHTS STREET LEONIA, NEW JERSEY 07605
                    (Address of principal executive offices)

                                 (201) 840-4700
                           (Issuer's telephone number)

                                       N/A
                   (Former name or former address, if changed
                               since last report.)

This report, in addition to the Company's recent historical results and condition, contains statements concerning certain trends and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements, in some cases, can otherwise be identified by terminology such as "may," "will," "should," "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential," or "continue," the negative of these terms or other comparable terminology. These statements involve a number of risks and uncertainties including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; new products; technological changes; the Company's dependence on third party suppliers; intellectual property rights; difficulties with the integration of SMS; and other risks. For any of these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Public Law 104-67, as amended.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report and are based on information currently and reasonably known. The Company undertakes no obligation to release any revisions to or update these forward-looking statements to reflect events or circumstances that occur after the date of this Report or to reflect the occurrence or effect of anticipated or unanticipated events.


ITEM 2.  ACQUISITION OF ASSETS

On April 2, 2004, the Company acquired all of the outstanding capital stock of ITO Acquisition Corporation, a California corporation doing business as Systems Management Specialists ("SMS"), from ITO Holdings, LLC ("Holdings") for approximately $35 million in cash and 135,892 shares of common stock of the Company valued at approximately $1,859,000 based on the fair market value on April 2, 2004 of $13.68 (the "SMS Acquisition"). SMS, headquartered in Orange County, California, provides computing operations, business process outsourcing and managed application services to clients primarily located in the western United States. SMS' principal assets consist of rights under contracts, leases of equipment, software licenses, real estate and intellectual property used in performing its business. The Company anticipates that SMS will continue to operate its business as a wholly owned subsidiary of the Company.

On April 2, 2004, the Company and its lenders amended and restated the term loan agreement, dated as of October 21, 2003 and amended on February 13, 2004 (the "Term Loan Agreement") to provide a portion of the funding for the SMS Acquisition. As amended and restated, the Term Loan Agreement provides for a Term Loan A facility with a maximum borrowing capacity of $25 million and a Term Loan B facility with a maximum borrowing capacity of $15 million. The Company borrowed $15 million under the Term Loan B facility and, along with approximately $20 million from the private placement of the Company's common stock completed on March 30, 2004, completed the SMS Acquisition. Term Loan B bears interest at the prime rate plus 3% with a floor of 9% and matures along with the Term Loan A on October 21, 2008. The term loans include monthly payments of interest beginning May 1, 2004 and monthly principal payments of $312,500 beginning in December 2004. The Term Loan Agreement is subject to certain restrictive covenants including, but not limited to: (i) a maximum leverage ratio; (ii) minimum consolidated earnings before interest, taxes, depreciation, and amortization; (iii) a minimum debt coverage ratio; and (iv) limitations on indebtedness, capital expenditures, investments, loans, mergers and acquisitions, stock issuances, transactions with affiliates, and the payment of dividends. The Term Loan Agreement is guaranteed by each of the Company's subsidiaries. The Term Loan Agreement is also secured by a pledge of substantially all of the assets of the Company and all of its subsidiaries.

As disclosed on a Form 8-K filed on April 1, 2004 and discussed above, the Company consummated a $30.6 million private placement of 2,917,000 shares of its common stock, the net proceeds of which were used in part to provide funding for the SMS Acquisition.

Immediately following the Acquisition, the Company appointed Patrick A. Dolan as President and Chief Operating Officer of the Company. Mr. Dolan, who previously served as a manager of Holdings and the Chairman and Chief Executive Officer of SMS, was also appointed to serve as the President of SMS. In addition, Robert B. Wallach, the former President of the Company, was promoted to the position of Vice-Chairman of the Board.

The Stock Purchase Agreement, the Term Loan Agreement, the Guaranty and Security Agreement, the Stock Pledge Agreement, and Mr. Dolan's Employment Agreement are incorporated by reference herein and the above descriptions of those documents and the transactions contemplated thereby are qualified in their entirety by reference to those exhibits previously filed.

The purpose of this amendment is to provide the financial statements and pro forma financial information required by Item 7.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

 7A. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

Appendix A: Audited Financial Statements of ITO Acquisition Corporation for the year ended December 31, 2003 and for the period from December 1 (inception) to December 31, 2002.

Appendix B: Audited Financial Statements of Systems Management Specialists, Inc., West Coast Division for the eleven month period ended November 30, 2002 and for the year ended December 31, 2001.

Appendix C: Audited Financial Statements of Acxiom Los Angeles Data Center for the six months ended June 30, 2003 and for the years ended December 31, 2002 and 2001.

Appendix D: Unaudited Financial Statements of ITO Acquisition Corporation as of March 31, 2004 and 2003 and for the three months ended March 31, 2004 and 2003.


 7B. PRO FORMA FINANCIAL INFORMATION

Appendix E: Unaudited Condensed Combined Pro Forma Financial Information as of March 31, 2004 and for three months ended March 31, 2004 and the year ended December 31, 2003.

 7C. EXHIBITS

The following exhibits are filed herewith:

     Exhibit 23.1    Consent of BDO Seidman, LLP.

     Exhibit 23.2    Consent of Moore Stephens Wurth Frazer and Torbet, LLP.

The following exhibits filed with the initial Current Report on Form 8-K dated April 2, 2004 for the SMS Acquisition and the related financings are incorporated herein by reference.

     Exhibit 2.1 Stock Purchase Agreement, dated as of Match 3, 2004, between Infocrossing Inc. and ITO Holdings, LLC.

     Exhibit 10.1    Amended and Restated Term Loan Agreement, dated as of
                     April 2, 2004, among the Company, the lenders party thereto and CapitalSource.

     Exhibit 10.2 Guaranty and Security Agreement, dated as of April 2, between SMS and CapitalSource.

     Exhibit 10.3 Amended and Restated Stock Pledge Agreement, dated as of April 2, 2004, among the Company, Amquest, Inc. and CapitalSource.

     Exhibit 10.4 Employment Agreement, dated as of April 2, 2004 by and between the Company and Patrick A. Dolan.

     Exhibit 10.5 Employment Agreement, dated as of April 2, 2004 by and between the Company and Jim Cortens.

     Exhibit 99.1    Press Release of Infocrossing, Inc., dated April 5, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INFOCROSSING, INC.


Date:  June 10, 2004                        /s/ WILLIAM J. McHALE
                                            ------------------------------------
                                            William J. McHale
                                            Senior Vice President of Finance

                                   APPENDIX A

                           ITO ACQUISITION CORPORATION







                                                            FINANCIAL STATEMENTS
                                        FOR THE YEAR ENDED DECEMBER 31, 2003 AND
                                      FOR THE PERIOD FROM DECEMBER 1 (INCEPTION)
                                                       THROUGH DECEMBER 31, 2002

INDEPENDENT AUDITORS' REPORT


Stockholders
ITO Acquisition Corporation
Brea, California


We have audited the accompanying balance sheets of ITO Acquisition Corporation (the "Company") as of December 31, 2003 and 2002, and the related statements of operations, changes in stockholder's equity and cash flows for the year ended December 31, 2003 and for the period from December 1 (inception) through December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ITO Acquisition Corporation as of December 31, 2003 and 2002, and the results of its operations and its cash flows for the year ended December 31, 2003 and the period from December 1 (inception) through December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


                                                        /s/ BDO Seidman, LLP


January 21, 2004, except for
     Note 7, as to which the
     date is March 4, 2004

December 31,                                                                         2003                    2002
--------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
   Cash                                                                  $      2,122,948        $      8,174,388
   Restricted Cash                                                                801,860                       -
   Accounts receivable                                                          3,560,810               2,295,639
   Current portion of prepaid software licenses and other prepaid
     expenses, net of accumulated amortization                                  1,052,412                 535,918
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                            7,538,030              11,005,945
--------------------------------------------------------------------------------------------------------------------

EQUIPMENT AND IMPROVEMENTS
   Equipment                                                                    5,428,792                 292,912
   Software                                                                       516,989                     920
   Furniture and fixtures                                                         170,939                  20,262
   Leasehold improvements                                                         106,165                 101,644
--------------------------------------------------------------------------------------------------------------------

                                                                                6,222,885                 415,738

   Less accumulated depreciation and amortization                                (865,556)                (21,259)
--------------------------------------------------------------------------------------------------------------------

Equipment and improvements, net                                                 5,357,329                 394,479
--------------------------------------------------------------------------------------------------------------------

Prepaid software licenses, net of current portion and accumulated
   amortization                                                                   270,441                  72,690

Goodwill                                                                        6,967,421                 680,702

Other intangibles assets, net of accumulated
   amortization of $415,000 (2003) and $25,000 (2002)                           1,985,000               1,475,000

Deposits                                                                          157,553                 121,478
--------------------------------------------------------------------------------------------------------------------

                                                                         $     22,275,774        $     13,750,294
====================================================================================================================

                                                     ITO ACQUISITION CORPORATION


                                                                  BALANCE SHEETS


December 31,                                                                         2003                    2002
--------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
   Accounts payable                                                      $      2,371,216        $        903,584
   Other accrued expenses                                                       2,593,510                 877,122
   Accrued compensation                                                         1,343,790                 865,555
   Current portion of obligations under capital leases                          1,615,195                 683,036
   Accrued license fee                                                             41,214                  65,997
   Deferred revenue                                                                87,449                  87,449
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                       8,052,374               3,482,743

Obligations under capital leases, less current portion                          2,934,506                       -
Deferred rent                                                                     183,061                       -
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                              11,169,941               3,482,743
--------------------------------------------------------------------------------------------------------------------



COMMITMENTS AND CONTINGENCIES



STOCKHOLDER'S EQUITY
   Common stock (1,000,000 shares issued and outstanding, no stated
     par value)                                                                       100                     100
   Additional paid-in capital                                                  17,648,580              10,501,478
   Accumulated deficit                                                         (6,542,847)               (234,027)
--------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                     11,105,833              10,267,551
--------------------------------------------------------------------------------------------------------------------

                                                                         $     22,275,774        $     13,750,294
====================================================================================================================

                                 See accompanying notes to financial statements.

                                                     ITO ACQUISITION CORPORATION


                                                        STATEMENTS OF OPERATIONS



                                                                                                      For the period
                                                                                                     from December 1
                                                                             For the year                (inception)
                                                                                    ended                    through
                                                                             December 31,               December 31,
                                                                                     2003                       2002
-----------------------------------------------------------------------------------------------------------------------
SERVICE REVENUES                                                         $     26,866,693        $         1,712,799

OPERATING EXPENSES
   Salaries and related costs                                                  11,464,767                    917,433
   Technology related costs                                                    13,774,926                    873,309
   Facility costs                                                               2,350,586                    172,804
   General and administrative expenses                                            902,810                     22,746
   Migration costs                                                              4,078,454                          -
   Amortization of other intangible assets                                        390,000                     25,000
-----------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                       32,961,543                  2,011,292
-----------------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                                 (6,094,850)                  (298,493)
-----------------------------------------------------------------------------------------------------------------------

OTHER EXPENSE (INCOME)
   Interest expense                                                               211,570                      5,534
   Other income, net                                                                    -                    (70,000)
-----------------------------------------------------------------------------------------------------------------------

Total other expense (income)                                                      211,570                    (64,466)
-----------------------------------------------------------------------------------------------------------------------

LOSS BEFORE INCOME TAXES                                                       (6,306,420)                  (234,027)

INCOME TAXES                                                                        2,400                          -
-----------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                 $     (6,308,820)       $          (234,027)
=======================================================================================================================

                                 See accompanying notes to financial statements.

                                                     ITO ACQUISITION CORPORATION


                                   STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY



                                          Common Stock                   Additional
                             -----------------------------------           Paid-In          Accumulated
                                    Shares              Amount             Capital             Deficit               Total
---------------------------------------------------------------------------------------------------------------------------

Capital contributions           1,000,000    $            100    $     10,499,900   $                -    $     10,500,000

Imputed incentive compensation          -                   -               1,578                    -               1,578

Net loss                                -                   -                   -             (234,027 )          (234,027)
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2002      1,000,000                 100          10,501,478             (234,027 )        10,267,551

Additional capital contributions        -                   -           7,125,000                    -           7,125,000

Imputed incentive compensation          -                   -              22,102                    -              22,102

Net loss                                -                   -                   -           (6,308,820 )        (6,308,820)
---------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 2003      1,000,000    $            100    $     17,648,580   $       (6,542,847 )  $     11,105,833
===========================================================================================================================

                                 See accompanying notes to financial statements.

                                                     ITO ACQUISITION CORPORATION


                                                        STATEMENTS OF CASH FLOWS



                                                                                                      For the period
                                                                                                     from December 1
                                                                             For the year                (inception)
                                                                                    ended                    through
                                                                             December 31,               December 31,
                                                                                     2003                       2002
-----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                              $     (6,308,820)       $          (234,027)
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                            1,276,443                     46,259
       Impairment of fixed assets                                                 662,057                          -
       Imputed compensation expense                                                22,102                      1,578
       Changes in assets and liabilities, net of effects from
         acquisitions of businesses:
         Accounts receivable                                                   (1,043,134)                  (623,449)
         Prepaid software licenses and other prepaid expenses                    (714,245)                    41,491
         Deposits                                                                 (15,055)                  (121,478)
         Accounts payable                                                       1,325,459                    903,584
         Accrued compensation                                                    (611,015)                   217,227
         Licensing fee obligations                                                (24,783)                    65,997
         Other accrued expenses                                                 1,663,887                   (961,838)
         Deferred revenue                                                        (447,758)                    87,449
         Deferred rent                                                            183,061                          -
-----------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                          (4,031,801)                  (577,207)
-----------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Net cash paid for SMS Acquisition                                                    -                 (1,650,946)
   Net cash paid for Acxiom Acquisition                                        (6,684,049)                         -
   Purchases of equipment and improvements, net                                  (378,438)                         -
-----------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities                                          (7,062,487)                (1,650,946)
-----------------------------------------------------------------------------------------------------------------------

                                                     ITO ACQUISITION CORPORATION


                                            STATEMENTS OF CASH FLOWS (CONTINUED)




                                                                                                      For the period
                                                                                                     from December 1
                                                                             For the year                (inception)
                                                                                    ended                    through
                                                                             December 31,               December 31,
                                                                                     2003                       2002
-----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from capital contributions                                          7,125,000                 10,500,000
   Principal payments on obligations under capital leases                      (1,280,292)                   (97,459)
-----------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                       5,844,708                 10,402,541
-----------------------------------------------------------------------------------------------------------------------

Net (decrease) increase in cash                                                (5,249,580)                 8,174,388

Cash and restricted cash, beginning of period                                   8,174,388                          -
-----------------------------------------------------------------------------------------------------------------------

Cash and restricted cash, end of period                                  $      2,924,808        $         8,174,388
=======================================================================================================================

SUPPLEMENTAL CASH FLOW INFORMATION:
   CASH PAID DURING THE PERIOD FOR:
     Interest                                                            $        567,499        $             5,534
=======================================================================================================================
     Income taxes                                                        $          2,400        $                 -
=======================================================================================================================

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING
   ACTIVITIES:
     Assets acquired under capital leases                                $      4,442,754        $                 -
=======================================================================================================================

                                 See accompanying notes to financial statements.

                                                     ITO ACQUISITION CORPORATION


                                                   NOTES TO FINANCIAL STATEMENTS




1. SUMMARY OF       BUSINESS AND NATURE OF OPERATIONS
   SIGNIFICANT
   ACCOUNTING       ITO Acquisition Corporation ("Acquisition Corp" or the
   POLICIES         "Company"), a California corporation and a wholly-owned
                    subsidiary of ITO Holdings, LLC ("Holdings"), was created in 2002 to acquire the operations of a California based business, Systems Management Specialists, Inc., principally engaged in providing information technology outsourcing services (the "First Acquisition"). In 2003, Acquisition
                    Corp also acquired the West Coast operations of Acxiom
                    Corporation (the "Second Acquisition").

                    SMS ACQUISITION

                    Effective December 1, 2002, Acquisition Corp acquired certain assets, rights, and properties and assumed certain obligations of Systems Management Specialists, Inc., a Delaware Corporation ("SMS").

                    The First Acquisition is summarized as follows:

                    ------------------------------------------------------------
                    Cash consideration paid                   $       1,650,946
                    Acquisition costs incurred                          406,152
                    Liabilities assumed                               2,861,631
                    Tangible and financial assets purchased          (2,738,027)
                    Goodwill recorded                                  (680,702)
                    Identifiable intangible assets purchased         (1,500,000)
                    ------------------------------------------------------------

                                                              $               -
                    ============================================================

                    ACXIOM ACQUISITION

                    On June 30, 2003, the Company acquired certain of the assets, rights, and properties and assumed certain obligations of Acxiom Corporation, a Delaware Corporation.

                                                     ITO ACQUISITION CORPORATION

1. SUMMARY OF       The Second Acquisition is summarized as follows:
   SIGNIFICANT
   ACCOUNTING       ------------------------------------------------------------
   POLICIES
   (CONTINUED)      Cash consideration paid                   $       6,684,049
                    Acquisition costs incurred                          142,173
                    Liabilities assumed                               1,589,509
                    Tangible and financial assets purchased          (1,229,012)
                    Goodwill recorded                                (6,286,719)
                    Identifiable intangible assets purchased           (900,000)
                    ------------------------------------------------------------
                                                               $              -
                    ============================================================

                    LIQUIDITY

                    The Company is newly formed and is subject to the general risks associated with a new venture, including the risk of business failure. The Company has incurred substantial operating losses since inception, and has a working capital deficit at December 31, 2003. Although the Company has cash reserves to allow it to continue operations for the foreseeable future, it must be successful in achieving profitability in order to continue to operate on a long-term basis. The Company has taken steps to increase its customer base and reduce its operating costs. The Company believes it will attain profitability in mid 2004 (unaudited). There can be no assurances that the Company will successfully implement its plans. The accompanying financial statements do not reflect any adjustments that might be necessary as a result of the negative outcome of this uncertainty.

                    REVENUE RECOGNITION

                    Revenue is recorded when services are performed and collectibility of the related receivable is reasonable assured.

                    CASH AND CASH EQUIVALENTS

                    The Company considers all highly liquid investments with remaining maturities at purchase of three months or less to be cash and cash equivalents.

                                                     ITO ACQUISITION CORPORATION

1. SUMMARY OF       RESTRICTED CASH
   SIGNIFICANT
   ACCOUNTING       The Company maintains a restricted cash money market account
   POLICIES         as required by an agreement with a lease financing company
   (CONTINUED)      totaling $801,860 and $0 as of December 31, 2003 and 2002, respectively. The Company is permitted to reduce the balance of the restricted cash account ratably over a one-year period ending September 2004.

                    EQUIPMENT AND IMPROVEMENTS

                    Equipment and improvements are stated at cost, less depreciation and amortization. Depreciation and amortization are calculated under accelerated and straight-line methods over the estimated useful lives of the assets (or lease term, if shorter).
                                                              ESTIMATED LIVES
                                                           ---------------------

                    Equipment                                       1-5 years
                    Software                                          3 years
                    Furniture and fixtures                            5 years
                    Leasehold improvements                            3 years

                    Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized.

                    LONG-LIVED ASSETS

                    The Company assesses the recoverability of long-lived assets by determining whether the depreciation of such assets over their remaining lives can be recovered through projected undiscounted cash flows. The amount of impairment, if any, is then measured based on fair value and is charged to operations in the period in which such impairment is determined by management.

                    During the year ended December 31, 2003, the Company impaired assets with a net book value of approximately $662,000 which is included in migration costs in the accompanying statement of operations. As of December 31, 2003 and 2002, the Company's management had not identified any other material impairments of its long-lived assets.

                                                     ITO ACQUISITION CORPORATION

1. SUMMARY OF       GOODWILL AND OTHER INTANGIBLE ASSETS
   SIGNIFICANT
   ACCOUNTING       The Company accounts for goodwill and other intangible
   POLICIES         assets pursuant to Statement of Financial Accounting
   (CONTINUED)      Standards No. 142, "Goodwill and Other Intangible Assets."
                    Goodwill is not amortized. Other intangible assets represent purchased customer contracts and are being amortized over an estimated useful life of 5 years. In addition, goodwill and other intangible assets are reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flows from goodwill and the identifiable intangible assets and their eventual disposition is less than their carrying value, an impairment loss is recognized and measured using fair value.

                    MIGRATION COSTS

                    The Company incurred certain one-time expenses related to the conversion of certain customers related to the Second Acquisition from the Los Angeles location to the Brea location totaling approximately $4,078,454 for the year ended December 31, 2003. Migration costs include $172,521 related to disputed obligations under capital leases (see
                    Note 5).

                    CONCENTRATION OF CREDIT RISK

                    Financial instruments which potentially expose the Company to concentration of credit risk consist primarily of cash and accounts receivables. The Company places its cash with major financial institutions. At times, cash balances may be in excess of amounts insured by Federal agencies. As of December 31, 2003, approximately $2,471,446 in cash balances, before taking into effect issued but uncleared checks, were in excess of Federal insurance limits.

                                                     ITO ACQUISITION CORPORATION

1. SUMMARY OF       VENDORS
   SIGNIFICANT
   ACCOUNTING       Two vendors accounted for 28% and 12%, respectively, of
   POLICIES         purchases for the year ended  December  31, 2003.  Accounts
   (CONTINUED)      payable for these vendors aggregated approximately 12% and
                    17% of gross accrued and accounts payable at December 31, 2003, respectively.

                    Three vendors accounted for 46%, 16% and 12% of purchases for the Period ended December 31, 2002. Accounts payable for these vendors aggregated approximately 17%, 0% and 0% of gross accrued and accounts payable at December 31, 2002, respectively.

                    Management believes that the loss of any of its major vendors would not have a material adverse effect on the Company's operations long-term, due to the availability of other vendors.

                    CUSTOMERS

                    Credit is extended for all customers based on financial condition, and generally, collateral is not required. Credit losses are provided for in the financial statements based on management's evaluation of historical credit losses and the collectibility of specific accounts receivable. At December 31, 2003 and 2002, management of the Company concluded that a reserve for bad debt was not required.

                    One customer accounted for 12% of net service revenue for the year ended December 31, 2003. Accounts receivable for this customer aggregated approximately 9% of gross accounts receivable at December 31, 2003. One additional customer accounted for 11% of gross accounts receivable at December 31, 2003.

                    Five customers accounted for 14%, 14%, 12%, 11% and 10%, respectively, of net service revenue for the year ended December 31, 2002. Accounts receivable for these customer aggregated approximately 27% of gross accounts receivable at December 31, 2002. Two additional customers accounted for 12% and 11%, respectively, of gross accounts receivable at December 31, 2002.

                                                     ITO ACQUISITION CORPORATION

1. SUMMARY OF       Management believes that the loss of any of its major
   SIGNIFICANT      customers would not have a material adverse effect on the
   ACCOUNTING       Company's operations long-term, due to the availability of
   POLICIES         other customers.
   (CONTINUED)
                    INCOME TAXES

                    The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes." Deferred income taxes are recognized based on the differences between financial statement and income tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Acquisition Corp's provision for income taxes represents the current tax payable for the period and the change during the period in deferred tax assets and liabilities. Acquisition Corp incurred a net taxable loss for all periods presented. At December 31, 2003, Acquisition Corp's deferred tax assets approximated $2,800,000, which primarily consisted of net operating loss carryforwards that have been fully reserved. The Company's Federal and state net operating loss carryforwards approximated $6,000,000 and $3,600,000, respectively, and expire in 2023 and 2013, respectively.

2. GOODWILL AND     The changes in the carrying amount of goodwill for the year
   OTHER INTANGIBLE ended December 31, 2003 and the Period ended December 31,
   ASSETS           2002 are as follows:
                                                                      Amount
                    ------------------------------------------------------------

                    Balance, December 1, 2002                 $               -
                       SMS Acquisition                                  680,702
                    ------------------------------------------------------------

                    Balance, December 31, 2002                          680,702

                        Acxiom Acquisition                            6,286,719
                    ------------------------------------------------------------

                    Balance, December 31, 2003                $       6,967,421
                    ============================================================

                                                     ITO ACQUISITION CORPORATION

2. GOODWILL AND     Other intangible assets at December 31, 2003 and 2002 are
   OTHER INTANGIBLE summarized as follows:
   ASSETS
  (CONTINUED)
                                                    2003                2002
                    ------------------------------------------------------------

                    Other intangible assets:
                       Customer Contracts     $   2,400,000       $   1,500,000

                    Accumulated amortization       (415,000)            (25,000)
                    ------------------------------------------------------------

                                              $   1,985,000       $   1,475,000
                    ============================================================

                    The changes in the carrying amount of the other intangible assets for the year ended December 31, 2003 and the Period ended December 31, 2002 are as follows:

                                                                     Amount
                    ------------------------------------------------------------

                    Balance, December 1, 2002                 $               -
                       SMS Acquisition                                1,500,000
                    ------------------------------------------------------------

                    Balance, December 31, 2002                        1,500,000

                    Acxiom Acquisition                                  900,000
                    ------------------------------------------------------------

                    Balance, December 31, 2003                $       2,400,000
                    ============================================================

                    The Company recorded intangible amortization expense in the amount of $390,000 and $25,000 for the year ended December 31, 2003 and the Period ended December 31, 2002, respectively.

                                                     ITO ACQUISITION CORPORATION

2. GOODWILL AND     The estimated amortization expense for the five succeeding
   OTHER INTANGIBLE years ending December 31 and thereafter are as follows:
   ASSETS
   (CONTINUED)
                    Years ending December 31,
                    ------------------------------------------------------------

                    2004                                      $         480,000
                    2005                                                480,000
                    2006                                                480,000
                    2007                                                455,000
                    2008                                                 90,000
                    ------------------------------------------------------------

                                                              $       1,985,000
                    ============================================================

3. TECHNOLOGY       Technology related costs for the year ended December 31,
   RELATED COSTS    2003 and the Period ended December 31, 2002 are summarized as follows:

                                                          2003           2002
                    ------------------------------------------------------------

                    Software licensing              $  8,365,234    $   542,090
                    Hardware operating leases and
                      maintenance                      1,515,246        103,339
                    Hardware depreciation                745,650         17,460
                    Telecommunications                 1,229,120         86,287
                    Other technology related costs     1,919,676        124,133
                    ------------------------------------------------------------

                                                    $ 13,774,926    $   873,309
                    ============================================================

4. COMMITMENTS AND  ADVISORY FEE
   CONTINGENCIES
                    The member agreement of Holdings provides for an annual advisory fee to be paid to RLH Investors, LP in the amount of $25,000. The annual fee is due in arrears on the anniversary of the closing of the transaction each year (December 20). The advisory fees are included in the Company's general and administrative expenses in the accompanying statements of operations.

                                                     ITO ACQUISITION CORPORATION

4. COMMITMENTS AND  DEFERRED CLOSING FEE
   CONTINGENCIES
   (CONTINUED)      A fee totaling $169,700 is payable to certain affiliated
                    entities of Holdings, based upon certain criteria specified in the Holdings' member agreement. To date, such fee has not been paid or accrued.

                    EMPLOYMENT AGREEMENTS

                    The Company has employment agreements with certain officers and members which provide for specified base salaries plus incentive compensation and other benefits.

                    ENTERPRISE SOFTWARE AGREEMENTS

                    The Company has an enterprise agreement with a software company which requires an annual revenue based fee equal to 5% of total service revenue less required fixed quarterly payments. The following is the schedule of the minimum annual payments pursuant to the agreement:

                    Years ending December 31,
                    ------------------------------------------------------------

                        2004                                  $       1,000,000
                        2005                                          1,000,000
                    ------------------------------------------------------------

                    Total minimum annual payments             $       2,000,000
                    ============================================================

                    Revenue based fees totaling $1,447,443 were incurred in 2003, which exceeded the fixed payments in 2003 by $850,674.

                                                     ITO ACQUISITION CORPORATION

4. COMMITMENTS AND  The Company has another enterprise agreement with a
   CONTINGENCIES    software company which provides for fixed payments through
   (CONTINUED)      2007. The following is a schedule of the minimum annual
                    payments pursuant to the agreement:

                    Years ending December 31,
                    ------------------------------------------------------------

                       2004                                   $         699,000
                       2005                                             825,000
                       2006                                             915,000
                       2007                                             478,000
                    ------------------------------------------------------------

                    Total minimum annual payments             $       2,917,000
                    ============================================================

                    The Company paid $816,745 and $0 of fees related to this agreement in 2003 and 2002, respectively.

                    CUSTOMER CONTRACT COMMISSION

                    The Company is required to pay customer contract commissions to certain parties which originally introduced customers to the Company. Such commissions are based on revenue relating to the customer contracts. The Company incurred $138,772 and $0 in commissions for the year ended December 31, 2003 and the Period ended December 31, 2002.

                                                     ITO ACQUISITION CORPORATION

5. LEASES           CAPITAL LEASES

                    Obligations under capital leases consist of the following:

                                                                      2003                2002
                    ---------------------------------------------------------------------------------
                    Obligation under capital lease,
                    bearing interest at a rate of 11.36%;
                    payable in monthly payments of
                    approx. $73,886 through September 2007   $      2,754,756    $              -

                    Obligation under capital lease,
                    bearing interest at a rate of 7.0%;
                    payable in monthly payments of
                    approx. $15,618 through September 2007            616,564                   -

                    Obligation under capital lease,
                    bearing interest at a rate of 7.15%;
                    payable in monthly payments of
                    approx. $27,149 through October 2004              606,905                   -

                    Obligation under capital lease,
                    bearing interest at a rate of 5.12%;
                    payable in monthly payments of
                    approx. $10,931 through August 2007               428,613                   -

                    Obligation under capital lease,
                    bearing interest at a rate of 7.0%;
                    payable in monthly payments of
                    approx. $14,255 through May 2004                   83,813                   -

                                                     ITO ACQUISITION CORPORATION

5. LEASES
   (CONTINUED)

                                                                      2003                2002
                    ---------------------------------------------------------------------------------
                    Obligation under capital lease,
                    bearing interest at a rate of 7.0%;
                    payable in monthly payments of
                    approx. $6,754 through September 2004              59,050                   -

                    Obligation under capital leases, bearing
                    interest at rates varying from
                    8% to 9.87%; payable in monthly
                    payments aggregating approximately
                    $58,505 through September 2003                          -             508,314

                    Obligation under capital lease, bearing
                    interest at a rate of 8.86%; payable in
                    monthly payments of approximately
                    $44,488 through April 2003.                             -             174,722
                    -----------------------------------------=-----------------------------------------

                                                                    4,549,701             683,036

                    Less current portion                           (1,615,195)           (683,036)
                    -----------------------------------------------------------------------------------

                                                             $      2,934,506    $              -
                    ===================================================================================

                    At December 31, 2003, included in one of the above referenced capital leases is a $236,402 balloon payment due upon lease termination. The Company does not believe that it assumed this balloon payment obligation as part of the Acxiom acquisition; accordingly, the Company is disputing this obligation. However, the Company has accrued and reflected said obligation as a component of obligations under capital leases.

                                                     ITO ACQUISITION CORPORATION

5. LEASES           OPERATING LEASES
   (CONTINUED)
                    The Company leases certain facilities and equipment under noncancellable operating leases.

                    Certain of the Company's operating lease agreements provide for scheduled rent increases during the lease term. Accordingly, rent expense is recorded on a straight-line basis over the respective terms of the leases. Total rental expense was $1,843,715 and $125,889 for the year ended December 31, 2003 and the Period ended December 31, 2002, respectively. The Company recorded approximately $183,061 and $0 as of December 31, 2003 and 2002, respectively, in deferred rent liability.

                    The following is a schedule of future minimum rental payments under these operating and capital leases:

                                                                        Capital
                                                Total Operating           Lease
                    Years ending December 31,    Lease Payments        Payments
                    ------------------------------------------------------------

                      2004                        $ 1,701,466       $ 1,995,179
                      2005                          1,568,131         1,205,224
                      2006                          1,581,082         1,205,224
                      2007                          1,615,209           969,796
                      2008                          1,516,793                 -
                      Thereafter                    1,486,231                 -
                    ------------------------------------------------------------

                    Total minimum lease payments  $ 9,468,912         5,375,423
                    ==========================================

                    Less amount representing
                     interest on capital leases                        (825,722)
                    ------------------------------------------------------------

                    Present value of minimum
                     capital lease payments                         $ 4,549,701
                    ============================================================

                                                     ITO ACQUISITION CORPORATION

6. RETIREMENT PLAN  The Company maintains a retirement savings plan which is intended to qualify under Section 401(k) of the Internal Revenue Code. The plan covers substantially all employees of the Company. Participating employees are allowed to contribute up to a specified percent of their cash compensation limited to the statutory maximum of $12,000 for 2003. The Company makes contributions to the plan at the discretion of management.

7. SUBSEQUENT       On March 4, 2004, Infocrossing, Inc., a public company,
   EVENT            entered into a definitive agreement to acquire the Company
   (UNAUDITED)      for $36.5 million in cash and Infocrossing's common stock, subject to adjustment as provided in the agreement.

                                   APPENDIX B

                      SYSTEMS MANAGEMENT SPECIALISTS, INC.
                               WEST COAST DIVISION

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                     NOVEMBER 30, 2002 AND DECEMBER 31, 2001

                          Independent Auditors' Report

The Board of Directors of ITO Acquisition Corp.

We have audited the accompanying statements of assets, liabilities and affiliate investment of Systems Management Specialists. Inc ("SMS") West Coast Division (a business unit of SMS) as of November 30, 2002 and December 31, 2001, and the related statements of operations and cash flows for the eleven months ended November 30, 2002, and for the year ended December 31, 2001. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Systems Management Specialists, Inc. West Coast Division as of November 30, 2002 and December 31, 2001, and the results of its operations and cash flows for the eleven months ended November 30, 2002 and for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Orange, California
March 29, 2004

                             SYSTEMS MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
                            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                            STATEMENTS OF ASSETS, LIABILITIES AND AFFILIATE INVESTMENT

                                                      ASSETS
                                                                             November 30,           December 31,
                                                                                 2002                   2001
                                                                           -----------------       ----------------
CURRENT ASSETS
         Accounts receivable, net of allowance of                       $         1,840,613    $         2,317,690
           $1,580,000 in 2002 and $5,650,000 in 2001,
            respectively
         Prepaid software maintenance fees                                          672,709              4,950,247
         Refundable taxes                                                           190,000                      -
         Deferred income taxes                                                            -                190,000
                                                                           -----------------       ----------------

                Total current assets                                              2,703,322              7,457,937
                                                                           -----------------       ----------------

PROPERTY AND EQUIPMENT, NET                                                       2,628,077              3,564,079
                                                                           -----------------       ----------------

TOTAL ASSETS                                                             $        5,331,399      $      11,022,016
                                                                           =================       ================

                                       LIABILITIES AND AFFILIATE INVESTMENT
CURRENT LIABILITIES
         Accounts payable                                                $        1,886,076      $       1,124,202
         Accrued expenses                                                           899,490              1,770,627
         Income tax payable                                                             800                240,000
         Litigation reserve                                                       1,000,000              1,000,000
         Obligation on abandoned lease                                            3,450,000              4,035,000
         Current portion of capital lease obligations                               876,277              1,540,894
                                                                           -----------------       ----------------

                Total current liabilities                                         8,112,643              9,710,723
                                                                           -----------------       ----------------
LONG-TERM DEBT
         Capital lease obligations, net of current portion                           38,031                914,308
                                                                           -----------------       ----------------

                Total liabilities                                                 8,150,674             10,625,031
                                                                           -----------------       ----------------

AFFILIATE INVESTMENT                                                            (2,819,275)                396,985
                                                                           -----------------       ----------------

COMMITMENTS AND CONTINGENCIES                                                             -                      -
                                                                           -----------------       ----------------
TOTAL LIABILITIES AND
         AFFILIATE INVESTMENT                                            $        5,331,399      $      11,022,016
                                                                           =================       ================

   The accompanying notes are an integral part of these financial statements.

                                 SYSTEMS MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
                                 (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                                                 STATEMENTS OF OPERATIONS
                                    FOR THE ELEVEN MONTH PERIOD ENDED NOVEMBER 30, 2002
                                           AND THE YEAR ENDED DECEMBER 31, 2001


                                                                                November 30,               December 31,
                                                                                    2002                       2001
                                                                       -------------------------   -------------------------
REVENUES                                                                   $         25,262,568       $          42,863,799
                                                                             -------------------        --------------------

OPERATING EXPENSES
         Salaries, wages, and related costs                                          12,636,488                  21,766,754
         Software licensing and maintenance fees                                      3,641,596                   3,649,139
         Hardware operating leases and costs                                          3,158,801                   3,557,271
         Amortization of prepaid software maintenance fees                            3,254,349                   1,938,733
         Data communication costs                                                     2,332,173                   4,667,187
         Facility costs                                                               1,998,540                   2,587,584
         Depreciation                                                                 2,099,939                   2,599,694
         General and administrative expenses                                          1,455,182                   5,380,052
                                                                             -------------------        --------------------
                TOTAL OPERATING EXPENSES                                             30,577,068                  46,146,414
                                                                             -------------------        --------------------

OTHER EXPENSES

         Interest expense                                                                80,930                     315,611
         Loss on impairment of property and equipment                                         -                     748,787
         Loss on abandonment of property and equipment                                        -                   1,904,213
         Loss on abandonment of lease                                                         -                   4,035,000
                                                                             -------------------        --------------------
                TOTAL OTHER EXPENSES                                                     80,930                   7,003,611
                                                                             -------------------        --------------------

LOSS BEFORE INCOME TAXES                                                            (5,395,430)                (10,286,226)

INCOME TAXES                                                                                  -                      50,000
                                                                             -------------------        --------------------

NET LOSS                                                                   $        (5,395,430)       $        (10,336,226)
                                                                             ===================        ====================

   The accompanying notes are an integral part of these financial statements.


                                   SYSTEMS MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
                                   (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                                                   STATEMENTS OF CASH FLOWS
                                      FOR THE ELEVEN MONTH PERIOD ENDED NOVEMBER 30, 2002
                                             AND THE YEAR ENDED DECEMBER 31, 2001

                                                                                            November 30,        December 31,
                                                                                                2002                2001
                                                                                          ------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                               $        (5,395,430) $      (10,336,226)
Adjustments to reconcile net loss to net cash provided by
  (used in) operating activities:
         Depreciation and amortization                                                            2,099,939           2,599,694
         Loss on impairment of property and equipment                                                     -             748,787
         Loss on abandonment of property and equipment                                                    -           1,904,213
         Loss on abandonment of lease                                                                     -           4,035,000

         Changes in operating assets and liabilities:
         Accounts receivable                                                                        477,077           2,567,189
         Prepaid expenses and other assets                                                        4,277,538           (908,149)
         Deferred income taxes                                                                            -           (190,000)
         Refundable taxes                                                                         (239,200)             240,000
         Deposits                                                                                         -              16,674
         Accounts payable                                                                           761,874         (1,639,204)
         Accrued expenses                                                                         (871,137)           (549,285)
         Obligation on abandoned lease                                                            (585,000)                   -
         Deferred revenues                                                                                -         (1,903,883)
                                                                                          ------------------  ------------------

                Net cash flows from operating activities                                            525,661         (3,415,190)
                                                                                          ------------------  ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
         Purchases of property and equipment                                                    (1,163,937)         (1,521,255)
                                                                                          ------------------  ------------------
                Net cash flows from investing activities
                                                                                                (1,163,937)         (1,521,255)
                                                                                          ------------------  ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:

         Note receivable and advances to employees                                                        -              56,536
         Payments on capital lease obligations                                                  (1,540,894)         (1,883,931)
         Net capital contributions from affiliate                                                 2,179,170           6,763,840
                                                                                          ------------------  ------------------
                Net cash flows from financing activities
                                                                                                    638,276           4,936,445
                                                                                          ------------------  ------------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                                                   -                   -

CASH AND CASH EQUIVALENTS, BEGINNING                                                                      -                   -
                                                                                          ------------------  ------------------

CASH AND CASH EQUIVALENTS, ENDING                                                      $                  - $                 -
                                                                                          ==================  ==================


   The accompanying notes are an integral part of these financial statements.

             SYSTEM MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS. Systems Management Specialists, Inc.'s (SMS) West Coast Division (the Division) is a business unit of SMS. The Division provides data processing and information technology outsourcing services to businesses throughout the United States. The Division has their headquarters in Brea, California and a secondary location in Santa Ana, California. The Division also provides on-site support personnel at customer locations when required. SMS also has locations in Missouri, New Jersey, and Pennsylvania that were not part of the West Coast Division.

BASIS OF PRESENTATION. The Division does not constitute a separate legal entity. The financial statements of the Division present the operating results and the financial position of the West Coast Division of SMS. The Division was dependent on SMS to fund its working capital needs. Effective December 1, 2002, the Division was acquired by ITO Acquisition Corp. which assumed responsibility for funding its operations.

Prior to the acquisition by ITO Acquisition Corp., no financial statements were available with accounting and disclosures normally presented for a separate legal entity. The financial statements have been prepared from the historical accounting records of SMS (a wholly-owned subsidiary of Marconi plc) and reflect the application of allocation policies adopted by SMS and Marconi plc for various costs and activities. All of the accounting judgments, estimations and allocations in these financial statements are based on assumptions that management believes are reasonable for purposes of preparing the Division's financial statements. However, these allocations are estimates and are not necessarily indicative of the costs that would have resulted had the Division operated as a stand-alone, separate entity.

The financial statements of the Division have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in a Form 8-K to be filed by Infocrossing, Inc. in connection with the acquisition of ITO Acquisition Corp. as described in note 11.

AFFILIATE INVESTMENT. The Division is dependent on SMS to fund its working capital needs. All charges and allocations of costs for functions and services provided by SMS are deemed paid by the Division, in cash, in the period in which the cost is recorded in these financial statements. SMS does not charge the Division interest on its investment in the Division.

Changes in SMS' investment in the Division were as follows:

Balance at December 31, 2000                      $          3,969,371
       Net loss                                            (10,336,226)
       Net advances from SMS                                 6,763,840
                                                      -----------------
Balance at December 31, 2001                                   396,985
       Net loss                                             (5,395,430)
       Net advances from SMS                                 2,179,170
                                                      -----------------

Balance at November 30, 2002                      $         (2,819,275)
                                                      =================


IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets consist of property and equipment and purchased software. The Division reviews its long-lived assets for impairment whenever events or business circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by which the carrying amount of the assets exceed the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Division's assessment in 2001 of the carrying value of its long-lived assets resulted in approximately $1,904,000 of noncash charges for the write-down of capitalized costs related to data processing hardware and purchased software.

             SYSTEM MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY AND EQUIPMENT. Property and equipment and purchased software are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of 2 to 10 years for property and equipment and over the estimated useful lives or underlying lease which ever is shorter for leasehold improvements and assets capitalized under capital lease obligations. Maintenance and repairs are expensed as incurred.

REVENUE RECOGNITION. The Division recognizes revenue from services when the services are rendered based on hourly and hardware utilization rates specified in contracts, while related costs are recognized when incurred. The Division provides services to medium to large sized companies under contracts with terms ranging from six months to seven years.

PREPAID SOFTWARE MAINTENANCE FEES. Software maintenance fees paid on behalf of the Division's customers are paid in advance for a twelve month period and are amortized over the life of the maintenance agreement.

INCOME TAXES. The Division does not file separate federal or state income tax returns as SMS files consolidated tax returns that include the operations of the Division. The Division has recorded its federal and state current income tax provision on a stand-alone basis as if the Company files separate tax returns. The Division records a current provision for income taxes based upon amounts payable or refundable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Due to historical net losses of the Division, a valuation allowance is established to offset related deferred tax assets.

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Division's significant estimates primarily relate to the assessment of the required accounts receivable allowance for doubtful accounts, and the fair value of long-lived assets. Additionally, significant estimates include the allocation to the Division of its share of certain general and administrative costs incurred by SMS. Actual results could differ from those estimates.

2. NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the Emerging Issues Task Force ("EITF") finalized its tentative consensus on EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables," which provides guidance on the measurement and allocation of revenue from sales undertakings to deliver more than one product or service. The Division adopted the provisions of EITF 00-21 effective July 1, 2003. The adoption of this pronouncement did not have a significant impact on the financial condition or results of operations of the Division.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." ("FAS 145"). This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This Statement is effective for fiscal years beginning after May 15, 2002. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Division.

             SYSTEM MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS

2. NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with restructuring, discontinued operations, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, "Liability Recognition for Certain Costs, Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 replaces EITF 94-3 and is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Division.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the recognition of certain guarantees as liabilities at fair market value and is effective for guarantees issued or modified after December 31, 2002. The Division has adopted the disclosure requirement of FIN 45 and it did not have a significant impact on the financial condition or results of operations of the Division.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure". Effective for interim periods beginning after December 15, 2002, disclosure is required for information on the fair value of stock options and the effect on earnings per share (in tabular form) for both interim and annual reports. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Division.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," effective February 1, 2003. Interpretation No. 46 requires the primary beneficiary of a variable interest entity ("VIE") to consolidate the VIE under certain circumstances. Interpretation No. 46 is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, Interpretation No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The adoption of this pronouncement did not have a significant impact on the financial condition or results of operations of the Division.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Division does not expect the adoption of SFAS No. 149 to have a significant impact on the financial condition or results of operations of the Division.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. For example, the Statement requires liability classification for a financial instrument issued in the form of shares that are mandatorily redeemable, e.g., includes an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date or dates or upon an event that is certain to occur. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Division does not expect the adoption of SFAS No. 150 to have a significant impact on the financial condition or results of operations of the Division.

             SYSTEM MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management evaluates accounts receivable periodically for potential uncollectible receivables based on contractual due dates. Management estimated the reserve for doubtful accounts to be $1,580,000 and $5,650,000 at November 30, 2002 and December 31, 2001, respectively.


        Balance at December 31, 2000                         $          746,695
          Additions to the allowance                                  4,903,305
                                                               -----------------
        Balance at December 31, 2001                                  5,650,000
          Write-offs against the allowance                           (4,070,000)
                                                               -----------------
        Balance at November 30, 2002                          $       1,580,000
                                                               =================

4. PROPERTY AND EQUIPMENT

As of November 30, 2002 and December 31, 2001, property and equipment consisted of the following:

                                         November 30,               December 31,
                                             2002                       2001

Computer equipment                   $      6,300,815        $        7,955,243
Leasehold improvements                        689,591                   373,648
Purchased software                            309,294                 2,900,112
Furniture and fixtures                        443,182                   488,589
Less accumulated
   depreciation and amortization           (5,114,805)               (8,153,513)
                                      ----------------        ------------------
Property and equipment, net          $      2,628,077        $        3,564,079
                                      ================        ==================

Depreciation expense amounted to $2,099,939 and $2,599,694 for the period ended November 30, 2002 and the year ended December 31, 2001, respectively.

5.  ACCRUED EXPENSES

As of November 30, 2002 and December 31, 2001, accrued expenses consisted of the following:

                                          November 30,              December 31,
                                              2002                      2001

Accrued wages, vacation,
   and absences                      $          877,126      $        1,440,183
Other accrued expenses                           22,364                 330,444
                                      ------------------     -------------------
Total                                $          899,490      $        1,770,627
                                      ==================     ===================

             SYSTEM MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS

6. INCOME TAXES

The Division has incurred net operating losses for tax purposes in recent years. The Division has not reflected any benefit of such net operating loss carryforwards in the accompanying financial statements. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                               November 30,         December 31,
                                                   2002                 2001

Federal net operating loss carryforward       $   4,716,000       $           -
Reserve for bad debts                               677,000           2,421,000
Reserve for impairments                           1,826,000           2,545,000
Accrued expenses                                    662,000             816,000
Other differences                                  (447,000)           (406,000)
Valuation allowance                              (7,434,000)         (5,186,000)
                                               -------------       -------------
Net deferred tax asset                        $           -       $     190,000
                                               =============       =============

The provision for income taxes differs from the expected tax expense, computed by applying the federal corporate rate of 34% to earnings before income taxes as follows:

                                         November 30,               December 31,
                                             2002                      2001

Expected federal benefit at 34%     $        1,834,000      $         3,497,000
State income taxes                             224,000                  492,000
Change in deferred taxes                       190,000                        -
Change in valuation allowance               (2,248,000)              (3,939,000)
                                      -----------------      -------------------
Net provision for income taxes       $               -      $            50,000
                                      =================      ===================

7. COMPENSATION AGREEMENTS

The Division has employment agreements with certain officers which provide for specified base salaries plus incentive compensation and other benefits.

8. EMPLOYEE BENEFIT PLAN

The Division has a defined contribution benefit plan provided under Section 401(k) of the Internal Revenue Code whereby substantially all of the Division employees may elect to make contributions to the plan through salary deferrals. The Division may make discretionary contributions to the plan, but made no such contributions for the periods ended November 30, 2002 and December 31, 2001, respectively.

9. CAPITAL LEASES AND COMMITMENTS

The Division leases certain facilities and equipment under non-cancelable operating leases and capital leases expiring through June 30, 2008. The rental payments under operating leases are charged to expense as incurred. Total rent expense for operating leases included in the accompanying statements of operations was approximately $2,317,000 and $2,323,000 for the eleven months ended November 30, 2002 and for the year ended December 31, 2001, respectively.

The Division abandoned its leasehold facility at its Santa Ana location in September 2001. The remaining obligation under the contract is recorded on the statements of assets, liabilities and affiliate investment as an obligation on abandoned lease and the corresponding non-cash change is recorded on its statement of operations as loss on abandonment of lease. The monthly payment obligation is being paid on the behalf of the Division by SMS and Marconi plc.

             SYSTEM MANAGEMENT SPECIALISTS, INC. WEST COAST DIVISION
            (A BUSINESS UNIT OF SYSTEMS MANAGEMENT SPECIALISTS, INC.)
                          NOTES TO FINANCIAL STATEMENTS


9. CAPITAL LEASES AND COMMITMENTS (CONTINUED)

The following is a schedule of future minimum rental payments under these operating and capital leases:

                                             Total                Capital
                                        Operating Lease            Lease
                                            Payments              Payments
                                      ------------------    -------------------
Period ending November 30:
    2003                              $        3,011,157    $           876,277
    2004                                       1,574,418                 38,031
    2005                                       1,467,313                      -
    2006                                       1,480,982                      -
    2007                                         645,464                      -
    Thereafter                                   382,721                      -
                                       ------------------    -------------------
   Total minimum lease payments       $        8,562,055    $           914,308
                                       ==================    ===================

10. BUSINESS CONCENTRATIONS AND CONTINGENCIES

VENDOR CONCENTRATIONS. Two vendors accounted for a combined 68% and 42% of purchases for the period ended November 30, 2002 and the year ended December 31, 2001, respectively. Management believes that the loss of any of its major vendors would not have a material adverse effect on the Division's long-term operations, due to the availability of other vendors.

CREDIT RISK. The Division provides services primarily to large commercial corporations. Credit is extended for all customers based on their financial condition and collateral is generally not required.

CUSTOMER CONCENTRATIONS. Two customers accounted for 22.4% and one customer accounted for 14.9% of net service revenue for the period ended November 30, 2002, and for the year ended December 31, 2001, respectively. Four customers aggregated approximately 38.7% and 74.7% of gross accounts receivable at November 30, 2002, and December 31, 2001, respectively.

11. SUBSEQUENT EVENTS

ITO ASSET PURCHASE AGREEMENT. Effective December 1, 2002, substantially all of the assets of the Division were sold to ITO Acquisition Corp. ("ITO"), a wholly owned subsidiary of ITO Holdings, LLC. As part of the transaction, ITO paid cash for substantially all of the assets while assuming liabilities and certain customer contracts, operating leases, and other contractual obligations.

Immediately prior to the sale, no material relationship existed between the Division and ITO, any director or officer of ITO or any associate or any director or officer.

INFOCROSSING ASSET PURCHASE AGREEMENT. During March, 2004, ITO Acquisition Corp. entered into an agreement to sell substantially all of its assets to Infocrossing, Inc. This agreement includes the sale of operating assets and customer base of the Division. The agreement provided for total consideration of approximately $36.5 million including cash and common stock of Infocrossing, Inc.

12. LEGAL PROCEEDINGS

In conducting general business activities, the Division has been named as a party to certain litigation matters. There is one proceeding that in the opinion of management may result in an adverse judgment. Management has recorded a $1,000,000 reserve for this proceeding. Payments of the claim from this matter, if any, will be borne by SMS or its parent Marconi plc. There are no other legal proceedings pending, threatened against or involving the Division, which, in the opinion of management, will have a material adverse effect upon results of operations or financial condition of the Division.

                                   APPENDIX C

                         ACXIOM LOS ANGELES DATA CENTER

                              FINANCIAL STATEMENTS
                                       AND
                          INDEPENDENT AUDITORS' REPORT

                    JUNE 30, 2003, DECEMBER 31, 2002 AND 2001

                          Independent Auditors' Report

The Board of Directors of ITO Acquisition Corp.

We have audited the accompanying statements of assets, liabilities and affiliate investment of Acxiom Los Angeles Data Center (a business unit of Acxiom Corporation) as of June 30, 2003, December 31, 2002 and December 31, 2001, and the related statements of operations and cash flows for the six months ended June 30, 2003, and for the years ended December 31, 2002 and December 31, 2001. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acxiom Los Angeles Data Center as of June 30, 2003, December 31, 2002 and 2001, and the results of its operations and cash flows for the six months ended June 30, 2003 and for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.


/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Orange, California
March 29, 2004

                                               ACXIOM LOS ANGELES DATA CENTER
                                          (A BUSINESS UNIT OF ACXIOM CORPORATION)
                                 STATEMENTS OF ASSETS, LIABILITIES AND AFFILIATE INVESTMENT

                                                           ASSETS

                                                                   June 30,               December 31,        December 31,
                                                                     2003                   2002                  2001
                                                             -------------------   -------------------    -------------------
 CURRENT ASSETS
          Cash and cash equivalents                           $               -      $              -      $          10,000
          Accounts receivable, net of allowance of
             $90,000, $90,000, and $600,000 for 2003,
             2002, and 2001, respectively                             2,496,147             2,661,817              3,769,536
          Current portion of notes receivable                           125,702                85,000                572,000
          Unbilled receivables                                           48,238               213,122                355,163
          Prepaid expenses and other current assets                     372,412               512,000                767,801
                                                                ----------------       ---------------       ----------------

                 Total current assets                                 3,042,499             3,471,939              5,474,500
                                                                ----------------       ---------------       ----------------

 PROPERTY AND EQUIPMENT, NET                                          1,356,076             3,277,561              4,022,929
                                                                ----------------       ---------------       ----------------
 OTHER ASSETS
          Deposits                                                       86,088                92,366                 28,920
          Software licenses                                             891,060             1,639,000              1,076,940
          Goodwill                                                    1,807,000             1,807,000              1,807,000
          Migration deferral                                            399,741               779,784              1,587,749
          Notes receivable                                                    -               126,000                 77,000
                                                                ----------------       ---------------       ----------------

                 Total other assets                                   3,183,889             4,444,150              4,577,609
                                                                ----------------       ---------------       ----------------

 TOTAL ASSETS                                                 $       7,582,464      $     11,193,650      $      14,075,038
                                                                ================       ===============       ================

                                            LIABILITIES AND AFFILIATE INVESTMENT

 CURRENT LIABILITIES
          Accounts payable                                    $       1,342,492      $      1,433,265      $       1,503,545
          Accrued expenses                                            1,154,907             1,019,138                985,278
          Deferred revenues                                             447,757               576,307                310,927
          Current portion of capital lease obligations                  325,785               283,540                302,083
                                                                ----------------       ---------------       ----------------

                 Total current liabilities                            3,270,941             3,312,250              3,101,833
                                                                ----------------       ---------------       ----------------
 LONG-TERM DEBT
          Capital lease obligations, net of current portion             254,086               435,575                719,115
                                                                ----------------       ---------------       ----------------

                 Total liabilities                                    3,525,027             3,747,825              3,820,948
                                                                ----------------       ---------------       ----------------

 AFFILIATE INVESTMENT                                                 4,057,437             7,445,825             10,254,090
                                                                ----------------       ---------------       ----------------

 COMMITMENTS AND CONTINGENCIES                                                -                     -                      -
                                                                ----------------       ---------------       ----------------
 TOTAL LIABILITIES AND
          AFFILIATE INVESTMENT                                $       7,582,464      $     11,193,650      $      14,075,038
                                                                ================       ===============       ================

   The accompanying notes are an integral part of these financial statements.

                                               ACXIOM LOS ANGELES DATA CENTER
                                           (A BUSINESS UNIT OF ACXIOM CORPORATION)
                                                  STATEMENTS OF OPERATIONS
                                        FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003
                                       AND THE YEARS ENDED DECEMBER 31, 2002 AND 2001


                                                                    June 30,             December 31,           December 31,
                                                                      2003                   2002                   2001
                                                               ------------------      -----------------       ---------------
REVENUES                                                       $       9,450,172    $        20,862,734     $      28,194,239
                                                               ------------------   --------------------   -------------------
OPERATING EXPENSES
        Hardware, software, and telecommunications                     4,360,622             10,080,925            10,559,356
        Salaries, wages, and related costs                             4,520,824             10,029,275            10,242,515
        Depreciation                                                     946,923              2,066,856             1,836,293
        General and administrative                                       128,400                307,800               355,200
        Facility
        costs                                                            860,014              1,628,854             2,421,802
        Amortization                                                           -                      -               571,981
                                                                 ----------------      -----------------       ---------------
               TOTAL OPERATING EXPENSES                               10,816,783             24,113,710            25,987,147
                                                                 ----------------      -----------------       ---------------
OTHER INCOME AND EXPENSES
        Interest
        income                                                             7,365                 30,722                70,640
        Loss on abandonment of property and equipment                  (476,996)              (427,414)           (1,929,680)
        Loss on impairment of property and equipment                   (536,753)                      -                     -
                                                                 ----------------      -----------------       ---------------
               TOTAL OTHER INCOME AND EXPENSES                       (1,006,384)              (396,692)           (1,859,040)
                                                                 ----------------      -----------------       ---------------

(LOSS) INCOME BEFORE INCOME TAXES                                    (2,372,995)            (3,647,668)               348,052

INCOME TAXES                                                                   -                      -                     -
                                                                 ----------------      -----------------       ---------------

NET (LOSS) INCOME                                              $     (2,372,995)    $       (3,647,668)     $         348,052
                                                                 ================      =================       ===============















   The accompanying notes are an integral part of these financial statements.

                                                ACXIOM LOS ANGELES DATA CENTER
                                            (A BUSINESS UNIT OF ACXIOM CORPORATION)
                                                   STATEMENTS OF CASH FLOWS
                                         FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003
                                       AND THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                                                      June 30,            December 31,           December 31,
                                                                        2003                  2002                   2001
                                                                ------------------    -------------------   --------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                                               $     (2,372,995)      $     (3,647,668)     $          348,052
Adjustments to reconcile net (loss) income to
  net cash flows from operating activities:
        Depreciation and amortization                                     946,923              2,066,856              2,408,274
        Loss on abandonment of property and equipment                     476,996                427,414              1,929,680
        Loss on impairment of property and equipment                      536,753                      -                      -

        Changes in operating assets and liabilities:
        Accounts receivable                                               165,670              1,107,719                286,218
        Prepaid expenses and other assets                                 139,588                255,801                492,372
        Unbilled receivables                                              164,884                142,041               (20,403)
        Deposits                                                            6,278               (63,446)                 59,089
        Software licenses                                                 747,940              (562,060)               (79,742)
        Migration deferral                                                380,043                807,965              (965,256)
        Notes
        receivable                                                         85,298                438,000                 59,000
        Accounts payable                                                 (90,773)               (70,280)                841,597
        Accrued expenses                                                  135,769                 33,860              (968,753)
        Deferred revenues                                               (128,550)                265,380                230,499
                                                                   ---------------       ----------------      -----------------
               Net cash flows from operating activities                 1,193,824              1,201,582              4,620,627
                                                                   ---------------       ----------------      -----------------
CASH FLOWS FROM INVESTING ACTIVITIES
        Purchases of property and equipment                              (39,187)            (1,748,902)            (5,375,158)
                                                                   ---------------       ----------------      -----------------
               Net cash flows from investing activities                  (39,187)            (1,748,902)            (5,375,158)
                                                                   ---------------       ----------------      -----------------
CASH FLOWS FROM FINANCING ACTIVITIES:
        Payments on capital lease obligations                           (139,244)              (302,083)                945,826
        Net capital contributions (distributions) from
        affiliate                                                     (1,015,393)                839,403              (214,092)
                                                                   ---------------       ----------------      -----------------
               Net cash flows from financing activities               (1,154,637)                537,320                731,734
                                                                   ---------------       ----------------      -----------------
NET CHANGE IN CASH AND CASH EQUIVALENTS                                         -               (10,000)               (22,797)

CASH AND CASH EQUIVALENTS, BEGINNING                                            -                 10,000                 32,797
                                                                   ---------------       ----------------      -----------------

CASH AND CASH EQUIVALENTS, ENDING                               $               -      $               -     $           10,000
                                                                   ===============       ================      =================





   The accompanying notes are an integral part of these financial statements.

                         ACXIOM LOS ANGELES DATA CENTER
                     (A BUSINESS UNIT OF ACXIOM CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS OPERATIONS. Acxiom Los Angeles Outsourcing Data Center ("the Division") was a business unit of Acxiom Corporation operating data centers which provided outsourced technology services to various companies from its offices in Woodland Hills and Los Angeles, California. The Division also provided on-site support personnel at customer locations when required.

BASIS OF PRESENTATION. The Division does not constitute a separate legal entity. The financial statements of the Division present the operating results and the financial position of the Los Angeles outsourcing data center of Acxiom Corporation. The Division was dependent on Acxiom Corporation to fund its working capital needs through June 2003. Effective July 1, 2003, the Division was acquired by ITO Acquisition Corp. which assumed responsibility for funding its operations.

Prior to the acquisition by ITO Acquisition Corp., no financial statements were available with accounting and disclosures normally presented for a separate legal entity. The financial statements have been prepared from the historical accounting records of Acxiom Corporation and reflect the application of allocation policies adopted by ITO Acquisition Corp. for various costs and activities. All of the accounting judgments, estimations and allocations in these financial statements are based on assumptions that the management of ITO Acquisition Corp. believe are reasonable for purposes of preparing the Division's financial statements. However, these allocations are estimates and are not necessarily indicative of the costs that would have resulted had the Division operated as a stand-alone, separate entity.

The financial statements of the Division have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission ("SEC") for inclusion in a Form 8-K to be filed by Infocrossing, Inc. in connection with the acquisition of ITO Acquisition Corp. as described in note 10.

AFFILIATE INVESTMENT. The Division has been dependent upon Acxiom Corporation to fund its working capital needs. All charges and allocations of costs for functions and services provided by Acxiom Corporation are deemed paid by the Division, in cash, in the period in which the cost is recorded in these financial statements. Acxiom Corporation does not charge the Company interest on its investment in the Company.

Changes in Acxiom Corporation investment in the Division were as follows:

Balance at December 31, 2000                                $     10,120,130
    Net income                                                       348,052
    Net distributions to the Division                               (214,092)
                                                              ---------------
Balance at December 31, 2001                                      10,254,090
    Net loss                                                      (3,647,668)
    Net advances from affiliate                                      839,403
                                                              ---------------
Balance at December 31, 2002                                       7,445,825
    Net loss                                                      (2,372,996)
    Net distributions to the Division                             (1,015,392)
                                                              ---------------
Balance at June 30, 2003                                    $      4,057,437
                                                              ===============

IMPAIRMENT OF LONG-LIVED ASSETS. Long-lived assets consist of property and equipment and purchased software. The Division reviews its long-lived assets for impairment whenever events or business circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Division's assessment in 2003 of the carrying value of it long-lived assets resulted in approximately $537,000 of noncash charges for the write-down of capitalized costs related to leasehold improvements.

PROPERTY AND EQUIPMENT. Property and equipment and purchased software are recorded at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of 2 to 3 years for equipment and furniture and the term of the underlying lease for leasehold improvements. Maintenance and repairs are expensed as incurred.

                         ACXIOM LOS ANGELES DATA CENTER
                     (A BUSINESS UNIT OF ACXIOM CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION. The Division provides services under contracts with terms ranging from hourly to several years. Revenue is recognized when services are rendered based on hourly and hardware utilization rates specified in contracts. Prepayments on contracts are recorded as deferred revenue on the accompanying statement of assets, liabilities, and affiliate investment. Unbilled services on contracts are recorded as unbilled receivables on the accompanying statement of assets, liabilities, and affiliate investment.

INCOME TAXES. The Division does not file separate federal or state income tax returns as Acxiom Corporation files consolidated tax returns that include the operations of the Division. The Division has recorded its federal and state current income tax provision on a stand-alone basis as if the Company files separate tax returns. The Division records a current provision for income taxes based upon amounts payable or refundable. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Due to historical net losses of the Division, a valuation allowance is established to offset all related deferred tax assets.

USE OF ESTIMATES. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Division's significant estimates primarily relate to the assessment of the required accounts receivable allowance for doubtful accounts and fair value of long-lived assets. Additionally, significant estimates include the allocation to the Division of its share of certain general and administrative costs incurred by Acxiom Corporation. Actual results could differ from those estimates.

GOODWILL. Goodwill is reviewed for impairment annually or whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

MIGRATION DEFERRAL. The Division incurs certain one-time expenses related to the conversion of certain customers on technology outsourcing contracts. The costs are amortized over the life of the contract.

2. NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the Emerging Issues Task Force ("EITF") finalized its tentative consensus on EITF Issue 00-21, "Revenue Arrangements with Multiple Deliverables," which provides guidance on the measurement and allocation of revenue from sales undertakings to deliver more than one product or service. The Division adopted the provisions of EITF 00-21 effective July 1, 2003. The adoption of this pronouncement did not have a significant impact on the financial condition or results of operations of the Division.

In April 2002, the FASB issued Statement of Financial Accounting Standards No. 145 "Rescission of Statements No. 4, 14 and 64, Amendment of FASB Statement No. 13 and Technical Corrections." ("FAS 145"). This Statement rescinds SFAS No. 4, "Reporting Gains and Losses from Extinguishment of Debt," and an amendment of that Statement, SFAS No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements." This Statement also rescinds SFAS No. 44, "Accounting for Intangible Assets of Motor Carriers." This Statement amends SFAS No. 13, "Accounting for Leases," to eliminate any inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. FAS 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings, or describe their applicability under changed conditions. This Statement is effective for fiscal years beginning after May 15, 2002. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Division.

                         ACXIOM LOS ANGELES DATA CENTER
                     (A BUSINESS UNIT OF ACXIOM CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS

2. NEW ACCOUNTING PRONOUNCEMENTS (CONTINUED)

In June 2002, the FASB issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." The standard requires companies to recognize costs associated with exit or disposal activities when they are incurred rather than at the date of commitment to an exit or disposal plan. Examples of costs covered by the standard include lease termination costs and certain employee severance costs that are associated with restructuring, discontinued operations, plant closing, or other exit or disposal activity. Previous accounting guidance was provided by EITF Issue No. 94-3, "Liability Recognition for Certain Costs, Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 replaces EITF 94-3 and is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Division.

In November 2002, the FASB issued Interpretation No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others (FIN 45). FIN 45 requires the recognition of certain guarantees as liabilities at fair market value and is effective for guarantees issued or modified after December 31, 2002. The Division has adopted the disclosure requirement of FIN 45 and it did not have a significant impact on the financial condition or results of operations of the Division.

In December 2002, the FASB issued Statement of Financial Accounting Standards No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure". Effective for interim periods beginning after December 15, 2002, disclosure is required for information on the fair value of stock options and the effect on earnings per share (in tabular form) for both interim and annual reports. The adoption of this statement did not have a significant impact on the financial condition or results of operations of the Division.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51," effective February 1, 2003. Interpretation No. 46 requires the primary beneficiary of a variable interest entity ("VIE") to consolidate the VIE under certain circumstances. Interpretation No. 46 is effective for all new VIEs created or acquired after January 31, 2003. For VIEs created or acquired prior to February 1, 2003, Interpretation No. 46 must be applied for the first interim or annual period beginning after December 15, 2003. The adoption of this pronouncement did not have a significant impact on the financial condition or results of operations of the Division.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The Division does not expect the adoption of SFAS No. 149 to have a significant impact on the financial condition or results of operations of the Division.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity," which establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. For example, the Statement requires liability classification for a financial instrument issued in the form of shares that are mandatorily redeemable, e.g., includes an unconditional obligation requiring the issuer to redeem it by transferring its assets at a specified or determinable date or dates or upon an event that is certain to occur. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Division does not expect the adoption of SFAS No. 150 to have a significant impact on the financial condition or results of operations of the Division.

                         ACXIOM LOS ANGELES DATA CENTER
                     (A BUSINESS UNIT OF ACXIOM CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS

3. ALLOWANCE FOR DOUBTFUL ACCOUNTS

Management evaluates accounts receivable periodically for potential uncollectible receivables based on contractual due dates. Management estimated the reserve for doubtful accounts to be $90,000 at June 30, 2003, as well as $90,000 and $600,000 as of December 31, 2002 and 2001, respectively.


Balance at December 31, 2000                                $      1,350,000
    Write-offs against the allowance                                (750,000)
                                                              ---------------
Balance at December 31, 2001                                         600,000
    Write-offs against the allowance                                (510,000)
                                                              ---------------
Balance at December 31, 2002                                          90,000
    Write-offs against the allowance                                       -
                                                              ---------------
Balance at June 30, 2003                                    $         90,000
                                                              ===============

4. PROPERTY AND EQUIPMENT

As of June 30, 2003, December 31, 2002 and 2001, property and equipment consisted of the following:

                                                       June 30,         December 31,        December 31,
                                                         2003               2002                2001
Furniture and fixtures                            $         103,998   $         98,903   $           8,006
Data processing equipment                                 1,592,720          2,974,407           3,587,032
Leasehold improvements                                      695,742          1,232,495               7,890
Equipment under capital lease obligations                 1,169,058          1,169,058           1,169,058
Less accumulated depreciation and                                                                 (569,771
    amortization                                         (1,595,119)        (1,638,561)                   )
Less accumulated amortization of equipment
    under capital lease obligations                        (610,323)          (558,741)           (179,286)
                                                   -----------------   ----------------   -----------------
 Property and equipment, net                      $       1,356,076   $      3,277,561   $       4,022,929
                                                   =================   ================   =================

5. ACCRUED EXPENSES

As of June 30, 2003, December 31, 2002 and 2001, accrued expenses consisted of the following:

                                                    June 30,          December 31,       December 31,
                                                      2003                2002               2001
Accrued vacation and absences                 $          735,208  $          858,000 $          735,000
Other accrued expenses                                   419,699             161,138            250,278
                                                -----------------   -----------------  -----------------
Total                                         $        1,154,907  $        1,019,138 $          985,278
                                                =================   =================  =================

                         ACXIOM LOS ANGELES DATA CENTER
                     (A BUSINESS UNIT OF ACXIOM CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS

6. INCOME TAXES

The Division has incurred net operating losses for tax purposes in recent years. The Division has not reflected any benefit of such net operating loss carryforwards in the accompanying financial statements. The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                              June 30,                December 31,              December 31,
                                                2003                      2002                      2001

Federal net operating loss carryforward  $        3,229,000        $        2,160,000     $             371,000
Allowance for doubtful accounts                      39,000                    39,000                   278,000
Accrued vacation                                    315,000                   368,000                   315,000
                                          ------------------        ------------------       -------------------
Deferred tax assets                               3,583,000                 2,567,000                   964,000
Deferred state tax liability                       (151,000)                 (113,000)                  (56,000)
Valuation allowance                              (3,432,000)               (2,454,000)                 (908,000)
                                          ------------------        ------------------       -------------------
Net deferred tax asset                   $                -        $                -       $                 -
                                          ==================        ==================       ===================

The provision for income taxes differs from the expected tax expense, computed by applying the federal corporate rate of 34% to earnings before income taxes as follows:

                                              June 30,                December 31,              December 31,
                                                2003                      2002                      2001

Expected federal benefit at 34%          $          807,000        $        1,240,000       $           118,000
Amortization deduction of goodwill                   97,000                   194,000                         -
State income taxes                                   74,000                   112,000                    16,000
Change in valuation allowance                      (978,000)               (1,546,000)                 (134,000)
                                          ------------------        ------------------       -------------------
Net provision for income taxes           $                -        $                -       $                 -
                                          ==================        ==================       ===================

7. CAPITAL LEASES AND COMMITMENTS

The Division leases its facilities under non-cancelable operating lease arrangements expiring through June 2009. The rental payments under these leases are charged to expense as incurred. Total rent expense included in the accompanying statements of operations was approximately $416,000 for the six months ended June 30, 2003 and $492,000 and $360,000 for the years ended December 31, 2002 and 2001, respectively.

The Division also leases certain equipment under operating leases that are primarily related to data processing with monthly lease payments totaling $31,884.

The following is a schedule of future minimum rental payments, excluding property taxes and other operating expenses, required under all non-cancelable operating leases:

                                                          Total                   Capital
                                                     Operating Lease               Lease
Period ending December 31:                               Payments                Payments
                                                    -------------------     --------------------
    2003                                           $           628,527     $            144,296
    2004                                                     1,335,082                  435,575
    2005                                                     1,024,078                        -
    2006                                                       877,012                        -
    2007                                                       865,794                        -
    Thereafter                                               1,071,902                        -
                                                    -------------------     --------------------
    Total minimum lease payments                   $         5,802,395     $            579,871
                                                    ===================     ====================

                         ACXIOM LOS ANGELES DATA CENTER
                     (A BUSINESS UNIT OF ACXIOM CORPORATION)
                          NOTES TO FINANCIAL STATEMENTS


8. RETIREMENT PLAN

The Division has a retirement savings plan which covers substantially all employees. The Division matches 50% of the employee's contributions under both plans up to 6% annually and may contribute additional amounts to the plans from the Division's earnings at the discretion of the board of directors.

9. BUSINESS CONCENTRATIONS AND CONTINGENCIES

CREDIT RISK. The Division provides services primarily to large commercial corporations. Credit is extended based on an evaluation of the customer's financial condition and collateral is generally not required.

CUSTOMER CONCENTRATIONS. For the six months ended June 30, 2003, three customers accounted for 33% of revenues and three customers accounted for 33% of accounts receivable. For the year ended December 31, 2002, two customers accounted for 22% of revenues and one customer accounted for 15% of accounts receivable. For the year ended December 31, 2001, one customer accounted for 10% of revenues and one customer accounted for 16% of accounts receivable.

10. SUBSEQUENT EVENTS

ITO ASSET PURCHASE AGREEMENT. Effective July 1, 2003, substantially all of the assets used in the Division were sold to ITO Acquisition Corp. ("ITO"), a wholly owned subsidiary of ITO Holdings, LLC. As part of the transaction, ITO paid $6,684,049 in cash; assumed $1,589,000 in liabilities generated by the Division; and assumed certain customer contracts, operating leases, and other contractual obligations. Immediately prior to the sale, no material relationship existed between the Division and ITO, any director or officer of ITO/Acxiom or any associate of any director or officer.

INFOCROSSING ASSET PURCHASE AGREEMENT. During March 2004, ITO Acquisition Corp. entered into an agreement to sell substantially all of its assets to Infocrossing, Inc. This agreement includes the sale of operating assets and customer base of the Division. The agreement provided for total consideration of approximately $36.5 million including cash and common stock of Infocrossing, Inc.

11. LEGAL PROCEEDINGS

In conducting general business activities, the Division has been named as a party to certain litigation matters. There are no legal proceedings pending, threatened against or involving the Division, which, in the opinion of management, will have a material adverse effect upon results of operations or financial condition of the Division.

                                   APPENDIX D

                         UNAUDITED FINANCIAL STATEMENTS
                         OF ITO ACQUISITION CORPORATION
                 AS OF AND FOR THE QUARTER ENDED MARCH 31, 2004

ITO ACQUISITION CORPORATION
BALANCE SHEETS
                                                                        MARCH 31, 2004                DECEMBER 31, 2003
                                                                    -------------------------      ---------------------------
                               ASSETS                                    (UNAUDITED)
CURRENT ASSETS
    Cash                                                                 $        330,064              $        2,122,948
    Restricted Cash                                                               635,194                         801,860
    Accounts Receivable                                                         3,313,018                       3,560,810
    Current portion of prepaid software licenses and other
      prepaid expenses, net of accumulated amortization                         1,389,780                       1,052,412
------------------------------------------------------------------------------------------------------------------------------

Total current assets                                                            5,668,056                       7,538,030
------------------------------------------------------------------------------------------------------------------------------
EQUIPMENT AND IMPROVEMENTS
    Equipment                                                                   6,133,688                       5,428,792
    Software                                                                      516,989                         516,989
    Furniture and fixtures                                                        170,939                         170,939
    Leasehold improvements                                                        106,165                         106,165
------------------------------------------------------------------------------------------------------------------------------

                                                                                6,927,781                       6,222,885
  Less accumulated depreciation and amortization                               (1,301,733)                       (865,556)
------------------------------------------------------------------------------------------------------------------------------

Equipment and improvements, net                                                 5,626,048                       5,357,329
------------------------------------------------------------------------------------------------------------------------------
Prepaid software licenses, net of current
  portion and accumulated amortization                                             78,804                         270,441
Goodwill                                                                        7,317,421                       6,967,421
Other intangibles assets, net of accumulated
  amortization of $535,000 (2004) and $415,000 (2003)                           2,015,000                       1,985,000
Deposits                                                                          157,553                         157,553
------------------------------------------------------------------------------------------------------------------------------
                                                                        $      20,862,882              $       22,275,774
==============================================================================================================================

                LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES
  Accounts payable                                                      $       2,031,681              $        2,371,216
  Other accrued expenses                                                        2,650,298                       2,593,510
  Accrued compensation                                                            986,302                       1,343,790
  Current portion of obligations under capital leases                           1,614,370                       1,615,195
  Accrued license fee                                                             249,319                          41,214
  Deferred revenue                                                                 87,449                          87,449
------------------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                       7,619,419                       8,052,374
Obligations under capital leases, less current portion                          3,074,711                       2,934,506
Deferred liabilities                                                              564,024                         183,061
------------------------------------------------------------------------------------------------------------------------------

TOTAL LIABILITIES                                                              11,258,154                      11,169,941
------------------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
   Common stock (1,000,000 shares issued and
      outstanding, no stated par value)                                               100                             100
   Additional paid-in capital                                                  17,648,580                      17,648,580
   Accumulated deficit                                                         (8,043,952)                     (6,542,847)
------------------------------------------------------------------------------------------------------------------------------

Total stockholder's equity                                                      9,604,728                      11,105,833
------------------------------------------------------------------------------------------------------------------------------
                                                                        $      20,862,882              $       22,275,774
==============================================================================================================================

                   See Notes to Unaudited Financial Statements

ITO ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
(UNAUDITED)
                                                             FIRST QUARTER ENDED MARCH 31,
                                                    --------------------------------------------------
                                                           2004                          2003
                                                    --------------------           -------------------

SERVICE REVENUES                                      $     8,389,638                $    4,929,910
                                                    --------------------           -------------------
OPERATING EXPENSES
 Salaries and related costs                                 3,934,239                     2,368,780
 Technology related costs                                   4,365,739                     2,399,443
 Facility costs                                               637,302                       489,721
 General and administrative expenses                          330,624                       194,313
 Migration costs                                              401,346                         -
 Amortization of other intangible assets                      120,000                          -
                                                    --------------------           -------------------

Total operating expenses                                    9,789,249                     5,452,257
                                                    --------------------           -------------------

OPERATING LOSS                                             (1,399,611)                     (522,347)

 Interest expense                                             101,494                        12,487
                                                    --------------------           -------------------

LOSS BEFORE INCOME TAXES                                   (1,501,105)                     (534,835)

INCOME TAXES                                                         -                          800
                                                    --------------------           -------------------

NET LOSS                                              $    (1,501,105)               $     (535,635)
                                                    ====================           ===================



                   See Notes to Unaudited Financial Statements

ITO ACQUISITION CORPORATION
STATEMENTS OF CASH FLOWS
(UNAUDITED)                                                                       FIRST QUARTER ENDED MARCH 31,
                                                                        -------------------------------------------------
                                                                                  2004                      2003
                                                                        ------------------------     --------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                  $     (1,501,105)           $    (535,635)
  Adjustments to reconcile net loss to net cash used in
     operating activities:
      Depreciation and amortization                                                  556,177                   62,552
      Changes in assets and liabilities, net of effects from
         acquisitions of businesses:
           Accounts Receivables                                                      184,849                  261,210
           Prepaid software licenses and other prepaid expenses                      (56,927)                (279,709)
           Accounts Payable                                                         (339,536)                 (51,388)
           Accrued compensation                                                     (357,488)                (426,665)
           Licensing fee obligations                                                 182,245                    -
           Other accrued expenses                                                    (93,213)                (226,021)
           Deferred rent                                                              30,963                    -
                                                                        ------------------------     --------------------

Net cash used in operating activities                                             (1,394,035)              (1,195,655)
                                                                        ------------------------     --------------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of equipment and improvements, net                                      (125,707)                  (6,639)
                                                                        ------------------------     --------------------

Net cash used in investing activities                                               (125,707)                  (6,639)
                                                                        ------------------------     --------------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from capital contributions                                                  -                      125,000
  Principal payments on obligations under capital leases                            (439,808)                (296,492)
                                                                        ------------------------     --------------------

Net cash provided by financing activities                                           (439,808)                (171,492)
                                                                        ------------------------     --------------------

Net (decrease) increase in cash                                                   (1,959,550)              (1,373,786)

Cash and restricted cash, beginning of period                                      2,924,808                8,174,388
                                                                        ------------------------     --------------------

CASH AND RESTRICTED CASH, END OF PERIOD                                        $     965,258           $    6,800,603
                                                                        ========================     ====================


                   See Notes to Unaudited Financial Statements

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION

The balance sheets as of March 31, 2004 and the statements of operations and cash flows for the three months ended March 31, 2004 and 2003 have not been audited. In the opinion of management, all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for the periods indicated have been made. The results of operations and cash flows for the period ended March 31, 2004 is not necessarily indicative of the operating results for the full year.

Certain disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. These unaudited interim financial statements should be read in conjunction with the audited financial statements for the year ended December 31, 2003.

The financial statements include the accounts of ITO Acquisition Corporation (the "Company") including, subsequent to June 30, 2003, the results of operations and net assets purchased from Acxiom Corporation.


2. ACQUISITION

On February 29, 2004 the Company purchased certain rights and assets and assumed certain liabilities from Strategix, Ltd., a California corporation. The purchase is summarized as follows:

Cash consideration                                       $             -
Purchase price payable                                               500,000
Liabilities assumed                                                    -
Tangible and financial assets purchased                                -
Identifiable intangible asset purchased                             (150,000)
Goodwill recorded                                                   (350,000)
                                                             -----------------
                                                         $             -
                                                             =================

The initial purchase price payment of $150,000 will be made on June 28, 2004. Additional payments of $350,000 will be made based upon operating results with a maximum of $200,000 due on March 31, 2005 and a maximum of $150,000 due on March 31, 2006. Additional annual payments may be required until the total paid equals $500,000.

3. SUBSEQUENT EVENT

On April 2, 2004, all the outstanding stock of the Company was purchased by Infocrossing, Inc., a publicly traded company (NASDAQ - IFOX) located in Leonia, New Jersey. It is anticipated that the Company will be operated as a subsidiary of Infocrossing, Inc.

                                   APPENDIX E

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                              AS OF MARCH 31, 2004,
                      FOR THE QUARTER ENDED MARCH 31, 2004,
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003

          UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL INFORMATION

On April 2, 2004, we acquired all of the outstanding capital stock of ITO Acquisition Corporation, a California corporation doing business as Systems Management Specialists ("SMS"), from ITO Holdings, LLC ("Holdings") for approximately $35 million in cash and 135,892 shares of common stock of the Company (the "SMS Acquisition"). The SMS Acquisition was effected pursuant to a Stock Purchase Agreement, dated as of March 3, 2004 (the "Stock Purchase Agreement"), between Holdings and us.

The following unaudited condensed combined pro forma Statement of Operations for the year ended December 31, 2003 and the three month period ended March 31, 2004 give effect to the SMS Acquisition and to the acquisition of certain of the assets, rights, properties, and assumed obligations of Acxiom Corporation by SMS on June 30, 2003, as if they all had occurred on January 1, 2003. The following unaudited condensed combined pro forma balance sheet at March 31, 2004 gives effect to these transactions as if they had been completed as of March 31, 2004. The acquisitions were accounted for under the purchase method of accounting. Accordingly, the assets acquired and liabilities assumed have been recorded at their estimated fair values at the date of the acquisition. The purchase price has been allocated to the assets acquired and the liabilities assumed based upon estimates of their respective fair values, which are subject to adjustment. The Pro Forma Information has been prepared by our management.

The Pro Forma Information may not be indicative of the results that actually would have occurred had the transactions been in effect on the dates indicated, nor does it purport to indicate the results that may be obtained in the future. The Pro Forma Information should be read in conjunction with the financial statements and notes thereto of SMS, Acxiom Los Angeles Data Center, and the West Coast Division of Systems Management Specialists appearing as appendices A through D in this Report and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 and our Annual Report on Form 10-K for the year ended December 31, 2003.

The accompanying Pro Forma Statements of Operations do not give effect to planned synergies and cost savings. For example, we expect to achieve annual cost savings of $3.5 million through the elimination of redundant positions.

              UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 2004
                                 (IN THOUSANDS)
                                                                                  ITO
                                                          INFOCROSSING,       ACQUISITION        PRO FORMA            PRO FORMA
                                                             INC. (A)           CORP (B)        ADJUSTMENTS            COMBINED
                                                         -----------------  ----------------  ---------------      ----------------
                         ASSETS
CURRENT ASSETS:
  Cash, cash equivalents, and restricted cash            $        39,553    $          965    $     (20,134)  (H)  $       20,384
  Trade accounts receivable, net of allowances for
    doubtful accounts                                              4,400             3,313                                  7,713
  Prepaid expenses and other current assets                        3,867             1,390                                  5,257
                                                         -----------------  ----------------  ---------------      ----------------
                                                                  47,820             5,668          (20,134)               33,354
PROPERTY AND EQUIPMENT, NET                                       17,419             5,626           (1,593)  (I)          21,452
                                                         -----------------  ----------------  ---------------      ----------------
OTHER ASSETS:
  Deferred software, net                                           1,157             -                -                     1,157
  Goodwill                                                        28,361             7,318           31,968   (O)          67,647
  Other intangible assets, net                                       707             2,015             (365)  (J)           2,357
  Security deposits and other non-current assets                   2,270               236              655   (K)           3,161
                                                         -----------------  ----------------  ---------------      ----------------
                                                                  32,495             9,569           32,258                74,322
                                                         -----------------  ----------------  ---------------      ----------------
TOTAL ASSETS                                             $        97,734    $       20,863    $      10,531        $      129,128
                                                         =================  ================  ===============      ================
          LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable                                       $         3,250    $        2,032    $       -            $        5,282
  Current portion of notes payable, long-term debt
     and capitalized lease obligations                             2,329             1,614              (85)  (L)           3,858
  Current portion of accrued loss on leased facilities               207             -                -                       207
  Accrued expenses                                                 2,185             3,886            3,236   (M)           9,307
  Current deferred revenue                                         1,319                87            -                     1,406
                                                         -----------------  ----------------  ---------------      ----------------
                                                                   9,290             7,619            3,151                20,060
LONG-TERM LIABILITIES:
Notes payable                                                     24,875             -               15,000   (Q)          39,875
Other long-term debt and capitalized leases                          772             3,075              126   (L)           3,973
Accrued loss on leased facilities, net of current portion            674              -               -                       674
Deferred revenue, net of current portion                              21              -               -                        21
Other long-term liabilities                                          975               564            -                     1,539
                                                         -----------------  ----------------  ---------------      ----------------
TOTAL LIABILITIES                                                 36,607            11,258           18,277                66,142
                                                         -----------------  ----------------  ---------------      ----------------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common Stock                                                         188            -                     1   (N)             189
Additional paid-in capital                                       139,372            17,649          (15,791)  (N)         141,230
Accumulated Deficit                                              (75,295)           (8,044)           8,044   (N)         (75,295)
                                                         -----------------  ----------------  ---------------      ----------------
                                                                  64,265             9,605           (7,746)               66,124
Less common stock held in treasury, at cost                       (3,138)            -                -                    (3,138)
                                                         -----------------  ----------------  ---------------      ----------------
TOTAL STOCKHOLDERS' EQUITY                                        61,127             9,605           (7,746)               62,986
                                                         -----------------  ----------------  ---------------      ----------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $        97,734    $       20,863      $    10,531         $     129,128
                                                         =================  ================  ===============      ================

             See accompanying notes to unaudited condensed combined
                        pro forma financial information.

             UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                 (IN THOUSANDS)

                                    INFOCROSSING,      ITO ACQUISITION        ACXIOM           PRO FORMA
                                       INC. (C)            CORP (D)         DIVISION (E)       ADJUSTMENTS        PRO FORMA COMBINED
                                   -----------------  ------------------ ----------------- ------------------    -------------------
Revenues                            $       55,228     $        26,867    $        9,450     $        -           $         91,545
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Costs of revenue, excluding
   depreciation shown below                 36,706              26,845             9,741              -                     73,292
Selling, general & administrative
   expenses                                  8,565                 763               128              -                      9,456
Non-recurring costs:
  Migration costs                            -                   4,078             -                  -                      4,078
  Losses on impairment and
    abandonment                              -                   -                 1,014              -                      1,014
Depreciation and amortization                6,061               1,276               947               (786) (P)             7,498
                                     ---------------    ----------------   ---------------    ---------------      -----------------
                                            51,332              32,962            11,830               (786)                95,338
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Operating income (loss)                      3,896              (6,095)           (2,380)               786                 (3,793)

Net interest expense (income)                2,498                 212                (7)             1,353  (Q)             4,056
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Income (loss) before income
   tax expense (benefit)                     1,398              (6,307)           (2,373)              (567)                (7,849)
Income tax expense                              42                   2             -                  -                         44
                                     ---------------    ----------------   ---------------    ---------------      -----------------
Net income (loss)                            1,356              (6,309)           (2,373)              (567)                (7,893)
Accretion and dividends on
   redeemable preferred stock               (6,877)              -                 -                  -                     (6,877)
                                     ---------------    ----------------   ---------------    ---------------      -----------------

Net loss to common stockholders     $       (5,521)    $        (6,309)   $       (2,373)    $         (567)      $        (14,770)
                                     ===============    ================   ===============    ===============      =================

Basic and diluted net loss to
   common
   stockholders per share           $        (0.71)                                                               $          (1.88)
                                     ===============                                                               =================
Weighted average common
   shares outstanding                        7,730                                                      136  (R)             7,866
                                     ===============                                          ===============      =================


             See accompanying notes to unaudited condensed combined
                        pro forma financial information.

             UNAUDITED CONDENSED COMBINED PRO FORMA INCOME STATEMENT
                    FOR THE THREE MONTHS ENDED MARCH 31, 2004
                                 (IN THOUSANDS)
                                                                                ITO
                                                        INFOCROSSING,       ACQUISITION         PRO FORMA             PRO FORMA
                                                           INC. (E)           CORP (F)         ADJUSTMENTS             COMBINED
                                                       -----------------  -----------------  -----------------    ------------------
Revenues                                                $       15,176     $        8,390      $       -           $        23,566
                                                         ---------------    ---------------     --------------      ----------------

Costs of revenue, excluding depreciation shown below            10,223              6,461              -                    16,684
Selling, general & administrative expenses                       2,113              2,772              -                     4,885
Depreciation and amortization                                    1,593                556               (219)  (P)           1,930
                                                         ---------------    ---------------     --------------      ----------------
                                                                13,929              9,789               (219)               23,499
                                                         ---------------    ---------------     --------------      ----------------
Operating income (loss)                                          1,247             (1,399)               219                    67

Net interest expense                                               665                102                267   (Q)          (1,034)
                                                         ---------------    ---------------     --------------      ----------------

Income (loss) before income tax expense (benefit)                  582             (1,501)               (48)                 (967)
Income tax expense (benefit)                                      (193)             -                  -                      (193)
                                                         ---------------    ---------------     --------------      ----------------

Net income (loss)                                       $          775     $       (1,501)     $         (48)      $          (774)
                                                         ===============    ===============     ==============      ================

Basic net income to common stockholders per share       $         0.05                                             $         (0.05)
                                                         ===============                                            ================

Weighted average common shares outstanding                      15,193                                   136   (R)          15,329
                                                         ===============                        ==============      ================

Diluted net income to common stockholders per share     $         0.05                                             $         (0.05)
                                                         ===============                                            ================

Weighted average common shares and equivalents
   outstanding                                                  17,146                                   136   (R)          15,329
                                                         ===============                        ==============      ================

             See accompanying notes to unaudited condensed combined
                        pro forma financial information.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
                          (DOLLAR AMOUNTS IN THOUSANDS)

On April 2, 2004, we acquired all of the outstanding capital stock of ITO Acquisition Corporation, a California corporation doing business as Systems Management Specialists ("SMS"), from ITO Holdings, LLC ("Holdings") for $34,919 in cash and 135,892 shares of our common stock valued at approximately $1,859 (the "SMS Acquisition"). SMS, headquartered in Orange County, California, provides computing operations, business process outsourcing and managed application services to clients primarily located in the western United States. We recorded an estimated $1,442 in accrued fees and costs related to the acquisition. The assets and liabilities of SMS were adjusted as discussed in the following Notes, resulting in goodwill of $39,305.

We and our lender amended and restated a term loan agreement, dated as of October 21, 2003 and amended on February 13, 2004 (the "Term Loan Agreement") to provide a portion of the funding for the SMS Acquisition. As amended and restated, the Term Loan Agreement provides for a Term Loan A facility with a maximum borrowing of $25,000 and a Term Loan B facility with a maximum borrowing of $15,000. On April 2, 2004, we borrowed $15,000 from the Term Loan B facility and received $14,785 net of loan origination costs of $215. We incurred an additional $440 in estimated accrued legal and other professional fees in connection with the Term Loan B facility. The total deferred loan costs and fees of $655, will be expensed over the 54-month term of Term Loan B facility. Term Loan B is at an interest rate of Prime plus 3% with a floor of 9% and matures along with the Term Loan A on October 21, 2008. The term loans include monthly payments of interest plus monthly principal payments of $312.5 beginning in December 2004.


(A) Reflects our unaudited condensed consolidated balance sheet as of March 31, 2004.

(B) Reflects the unaudited condensed balance sheet of ITO Acquisition Corporation as of March 31, 2004.

(C) Reflects our consolidated condensed statement of operations for the year ended December 31, 2003.

(D) Reflects the condensed statement of operation of ITO Acquisition Corporation for the year ended December 31, 2003 which includes the operations of Acxiom from June 30, 2003, the date ITO Acquisition Corporation acquired certain of the assets, rights, and properties and assumed certain obligations of Acxiom Los Angeles Outsourcing Data Center from Acxiom Corporation.

(E) Reflects the Statement of Operations of Acxiom Los Angeles Data Center for the six months ended June 30, 2003.

(F) Reflects our unaudited condensed consolidated statement of operations for the three months ended March 31, 2004.

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
                                   (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

(G) Reflects the unaudited condensed statement of operations of ITO Acquisition Corporation for the three months ended March 31, 2004.

(H) To record the cash paid for the SMS Acquisition and proceeds from Term Loan B facility:

           Cash paid for SMS Acquisition               $ (34,919)
           Proceeds from Term Loan B facility             14,785
                                                        --------
                                                       $ (20,134)
                                                        ========

(I) To adjust by 1,593 the historical costs for certain items of equipment and software acquired to reflect their estimated fair value.

(J)  To adjust customer list to its fair value.

       Customer list at net historical value                    $         2,015
       Customer list at its fair value (1)                                1,650
                                                                 ---------------
                                                                $          (365)
                                                                 ===============

     (1)  Based on a valuation performed by us.

(K)  To record deferred financing costs in connection with Term Loan B facility.

(L)  To adjust capital leases as follows:
                                                        Current       Long-term
                                                        Portion        Portion
                                                     ---------------------------
       Reclassify amount from current to long-term    $    (58)     $     58
       Increase obligation to reflect amount due             -            68
       Reclassify portion to accrued expenses              (27)            -
                                                     -----------   ------------
                                                      $    (85)     $    126
                                                     ===========   ============

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
                                   (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

(M)  To adjust accrued expenses as follows:

       Fees and costs related to SMS Acquisition                   $      1,442
       Legal and professional fees incurred in connection with
           Term Loan B facility                                             440
       Accrual for severance and retention bonuses (2)                      659
       Accrual for facilities and assets (3)                                668
       Reclassification of capital lease obligation (see note L)             27
                                                                    ------------
                                                                   $      3,236
                                                                    ============
     (2) Represents costs related to the termination of employees of ITO Acquisition Corporation in accordance with EITF 95-3 "Recognition of Liabilities in Connection with a Purchase Business Combination". Our management has formulated a plan and expects to have it completed within one year of the date of acquisition.

     (3) Represents costs in accordance with EITF 95-3 that the Company is contractually obligated for but do not provide an economic benefit or associated with generating revenues subsequent to the acquisition date.

(N) To record the issuance of 135,892 shares of our common stock at $13.68 per share and elimination of acquiree's historical equity in connection the SMS
     Acquisition:

                                  Common       Additional       Accumulated
                                   Stock     Paid-in-capital      Deficit
                                --------------------------------------------
       Pre-acquisition balance  $    -        $   (17,649)      $    (8,044)
          of SMS
       Issuance of common stock       1             1,858                -
                                --------      ------------      ------------
                                $     1       $   (15,791)      $   (8,044)
                                ========      ============      ============

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
                                   (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

(O)  To record adjustment to goodwill.

       Purchase Price:

       Cash                                             $  (34,919)
       Common stock issued                                  (1,859)
       Fees and costs                                       (1,442)  $  (38,220)
                                                         ----------

       Tangible assets acquired and liabilities assumed (net of adjustments):

       Cash and equivalents                             $      330
       Trade accounts receivable                             3,313
       Prepaid expenses and other current assets             2,025
       Property and equipment                                4,033
       Other assets                                            236
       Accounts payable                                     (2,032)
       Accrued expenses                                     (3,913)
       Capital leases                                       (4,730)
       Deferred revenue                                        (87)
       Other liabilities                                      (564)
       Accrual for severance and redundant facilities       (1,327)      (2,716)
                                                         ----------
                                                                      ----------
                                                                        (40,936)
       Less balance allocated to customer lists                           1,650
                                                                      ----------
       Total Goodwill                                                   (39,286)
       Pre-existing Balance                                               7,318
                                                                      ----------
       Adjustment                                                    $  (31,968)
                                                                      ==========

                      NOTES TO UNAUDITED CONDENSED COMBINED
                         PRO FORMA FINANCIAL INFORMATION
                                   (CONTINUED)
                          (DOLLAR AMOUNTS IN THOUSANDS)

(P) Depreciation and amortization expense was adjusted for a reduction in customer lists as a result of purchase price allocation discussed in Note J, increase customer list amortization expense (six months) relating to the assumed acquisition of Acxiom by SMS, and reduced depreciation expense relating to the reduction in fixed asset fair values discussed in Note I.


                                                     Year Ended  Three Months
                                                      December   Ended March
                                                      31, 2003     31,02004
                                                     ------------------------
       Fixed asset depreciation reduction            $  (726)      $  (181)
       Amortization of customer list
          related to the Acxiom acquisition               90            -
       SMS customer list amortization reduction         (150)          (38)
                                                     ----------------------
                                                     $  (786)      $  (219)
                                                     ======================


(Q) To record borrowing under the Term Loan B facility of $15,000 in connection with the SMS Acquisition, and the related additional interest expense, taking into account assumed principal payments of $312 per month beginning August 1, 2003 (the eighth month following the assumed acquisition date of January 1, 2003) and amortization of related deferred financing costs as follows:

                                                     Year Ended     Three Months
                                                      December      Ended March
                                                      31, 2003        31,02004
                                                     ---------------------------
       Interest expense (9% per annum)               $ 1,207           $  230
       Amortization of deferred financing costs          146               37
                                                     --------         --------
                                                     $ 1,353          $   267
                                                     ========         ========

(R) To record the additional shares issued to Holdings in connection with the SMS Acquisition.

     The pro forma loss per share is based on 7,866 and 15,329 weighted average shares outstanding for the year ended December 31, 2003 and the three months ended March 31, 2004, respectively, reflect the shares issued in connection with the SMS Acquisition, as if such shares were outstanding beginning January 1, 2003.